UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)

Filed by the Registrant
Filed by a Party other than the Registrant

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☐      Preliminary Proxy Statement
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☒      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to Rule 240.14a-12

TRIO-TECH INTERNATIONAL
(Name of Registrant as Specified In Its Charter)
_____________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 14, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Trio-Tech International, a California corporation (the “Company”), will be held at our principal executive offices, located at 16139 Wyandotte Street, Van Nuys, California, 91406, on Tuesday, December 14, 2010 at 10:00 A.M., local time, for the following purposes, as set forth in the attached Proxy Statement:

1.	Election of directors to hold office until the next Annual Meeting of Shareholders.

2.	An amendment to the 2007 Employee Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 300,000 to 600,000 shares.

3.	An amendment to the 2007 Directors Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 200,000 to 400,000 shares.

4.	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 15, 2010 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof.

After careful consideration, the Trio-Tech International Board of Directors recommends a vote IN FAVOR OF the nominees for director named in the accompanying proxy statement, a vote IN FAVOR OF the approval of the proposed amendment to the 2007 Employee Stock Option Plan and a vote IN FAVOR OF the proposed amendment to the 2007 Directors Equity Incentive Plan.

Shareholders are cordially invited to attend the Annual Meeting in person.  Whether you plan to attend the Annual Meeting or not, please complete, sign and date the enclosed Proxy Card and return it without delay in the enclosed postage-prepaid envelope. If you do attend the Annual Meeting, you may withdraw your Proxy and vote personally on each matter brought before the meeting.

By Order of the Board of Directors

A. CHARLES WILSON
Chairman

October 28, 2010
Van Nuys, California

-i-

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

THANK YOU FOR ACTING PROMPTLY

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on December 14, 2010:  The Proxy Statement and our 2010 Annual Report to Shareholders are available at http://www.triotech.com/ind_rel.htm, which does not have “cookies” that identify visitors to the site.

-ii-

This Proxy Statement is furnished in connection with the solicitation of the enclosed Proxy on behalf of the Board of Directors of Trio-Tech International, a California corporation (“Trio-Tech” or the “Company”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held at our principal executive offices, located at 16139 Wyandotte Street, Van Nuys, California 91406 at 10:00 a.m., local time, on Tuesday, December 14, 2010, and at any adjournments thereof, for the purposes of electing directors, the consideration and voting upon approval of the increase in shares of Common Stock under  the 2007 Employee Stock Option Plan and the 2007 Directors Equity Incentive Plan, and such other business as may properly come before the Annual Meeting. For directions to our principal executive offices, please call 818-787-7000. This Proxy Statement and the enclosed proxy card are intended to be mailed to shareholders on or about November 14, 2010.

Record Date and Voting Securities

The Board of Directors fixed the close of business on October 15, 2010 as the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, there were 3,299,430 shares of the Company’s common stock (the “Common Stock”) outstanding and entitled to vote, the holders of which are entitled to one vote per share.

Voting Generally

The presence in person or by proxy of holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Abstentions will be counted for purposes of determining the presence of a quorum.

In the election of directors, a shareholder may cumulate his votes for one or more candidates, but only if each such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of his intention to cumulate his votes.  If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination.  If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected.  These votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder thinks fit.  The five candidates receiving the highest number of affirmative votes will be elected. Votes against a candidate or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal effect on the vote. Discretionary authority to cumulate votes is solicited hereby.

Approval of the amendment to the 2007 Employee Stock Option Plan requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on that proposal. Abstentions and broker non-votes will not be voted for or against the proposal. Because abstentions from voting will be considered shares present at the Annual Meeting and entitled to vote, the abstentions will have the effect of a negative vote as a majority of the shares represented at the meeting is required for approval of the amendment to the 2007 Employee Stock Option Plan. Because broker non-votes are not included in the determination of the number of shares present at the meeting and entitled to vote, broker non-votes will have no legal effect on the vote.

        Approval of the amendment to the 2007 Directors Equity Incentive Plan requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on that proposal. Abstentions and broker non-votes will not be voted for or against the proposal. Because abstentions from voting will be considered shares present at the Annual Meeting and entitled to vote, the abstentions will have the effect of a negative vote as a majority of the shares represented at the meeting is required for approval of the amendment to the 2007 Directors Equity Incentive Plan. Because broker non-votes are not included in the determination of the number of shares present at the meeting and entitled to vote, broker non-votes will have no legal effect on the vote.

Deadline for Voting by Proxy

In order to be counted, votes cast by proxy must be received prior to the Annual Meeting.

Revocability of Proxies

Shareholders are requested to date, sign and return the enclosed Proxy to make certain their shares will be voted at the Annual Meeting. Any Proxy given may be revoked by the shareholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with the Secretary of the Company a Proxy bearing a later date, or by attending the Annual Meeting and voting in person. All Proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, Proxies will be voted FOR Proposal 1, the election of the five nominees for directors named under “Election of Directors.” FOR Proposal 2, the proposed increase in the number of shares of Common Stock authorized for issuance under the 2007 Employee Stock Option Plan and FOR Proposal 3, the proposed increase in the number of shares of Common Stock authorized for issuance under the 2007 Directors Equity Incentive Plan.

Trio-Tech Information

Our principal executive offices are located at 16139 Wyandotte Street, Van Nuys, California 91406. The telephone number of our principal offices is (818) 787-7000.

PROPOSAL 1

ELECTION OF DIRECTORS

Information With Respect to Directors

The Board has nominated the persons listed below for election to the Board at the Annual Meeting, to hold office until the next Annual Meeting and until their respective successors are elected and qualified.  There is one vacancy on the Board of Directors.  The Board does not intend to fill the vacancy at this time due to the costs associated therewith. It is intended that the Proxies received, unless otherwise specified, will be voted FOR the five nominees named below, all of whom are incumbent directors of the Company and, with the exception of Mr. Yong and Mr. Ting, are “independent” as specified in Section 803 of the NYSE Amex rules and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). It is not contemplated that any of the nominees will be unable or unwilling to serve as a director but, if that should occur, the persons designated as proxies will vote in accordance with their best judgment. In no event will Proxies be voted for a greater number of persons than the number of nominees named in this Proxy Statement. The following sets forth, as of October 22, 2010, the names of each of the five nominees for election as a director, his principal occupation and age.

NAME	AGE	PRINCIPAL OCCUPATION
A. Charles Wilson	86	Chairman of the Board of Trio-Tech International
		Chairman of the Board of Ernest Paper Packaging Solutions, Inc.
		Chairman of the Board of Daico Industries, Inc.

Siew Wai Yong	57	Chief Executive Officer and President of Trio-Tech International

Richard M. Horowitz	70	President of Management Brokers Insurance Agency Chairman of the Board of Dial 800, Inc. International President of Aish Ha Torah Institutions

Jason T. Adelman	41	Senior Managing Director of Burnham Hill Partners

Victor H.M. Ting	56	Chief Financial Officer and Vice President of Trio-Tech International

A. Charles Wilson

Mr. Wilson has served as a Director of Trio-Tech since 1966, and was President and Chief Executive Officer of the Company from 1981 to 1989. In 1989, he was elected Chairman of the Board.  Mr. Wilson is also Chairman of the Board of Ernest Paper Packaging Solutions, Inc. and Chairman of Daico Industries, Inc., as well as an attorney admitted to practice law in California.

In determining that Mr. Wilson should serve on the Company’s Board of Directors, the Board has considered, among other qualifications, his professional background and experience, his leadership skills as a result of his eight years serving as President and Chief Executive Officer of the Company, his service as a Chairman on other corporate boards and his broad range of knowledge of the Company’s history and business through his 44 years of service as a director of the Company.

Siew Wai Yong

Mr. Yong has been a Director, Chief Executive Officer and President of Trio-Tech since 1990. He joined Trio-Tech International Pte. Ltd. in Singapore in 1976 and was appointed as its Managing Director in August 1980. Mr. Yong holds a Masters Degree in Business Administration, a Graduate Diploma in Marketing Management and a Diploma in Industrial Management.

In determining that Mr. Yong should serve on the Company’s Board of Directors, the Board has considered, among other qualifications, his 34 year history with the Company, his intimate knowledge of the Company’s history, business and operations and the markets in which the Company operates, and his detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and its principal industry, as well as the Company’s customers and suppliers.

Richard M. Horowitz

Mr. Horowitz has served as a Director of Trio-Tech since 1990.  He has been President of Management Brokers Insurance Agency since 1974. He also serves as Chairman of Dial 800, Inc., a national telecommunications company.  He is the international president of Aish HaTorah Institution. Mr. Horowitz holds a Masters Degree in Business Administration from Pepperdine University.

In determining that Mr. Horowitz should serve on the Company’s Board of Directors, the Board has considered, among other qualifications, his extensive experience and expertise in administration and management based on his position as President of Management Brokers Insurance Agency for more than 36 years and his broad range of knowledge of the Company’s history and business through his 20 years of service as a director of the Company.

Jason T. Adelman

Mr. Adelman was elected to the Board of Trio-Tech in April 1997.  Mr. Adelman is the Founder and Managing Member of Burnham Hill Capital Group, LLC, a privately held financial services holding company headquartered in New York City.  Mr. Adelman serves as Senior Managing Director of its wholly owned subsidiary, Burnham Hill Partners LLC, providing investment banking and merchant banking services.  Prior to founding Burnham Hill Capital Group, LLC in 2003, Mr. Adelman served as Managing Director of Investment Banking at H.C. Wainwright and Co., Inc. Mr. Adelman graduated Cum Laude with a BA in Economics from the University of Pennsylvania and earned a JD from Cornell Law School where he served as Editor of the Cornell International Law Journal. Mr. Adelman also serves as a director of Pharmacyclics Inc. since 2006.

In determining that Mr. Adelman should serve on the Company’s Board of Directors, the Board has considered, among other qualifications, his experience and expertise in finance, accounting, banking and management based on his positions as Managing Member of Cipher Capital Partners LLC for five years and as Senior Managing Director for Burnham Hill Partners LLC for seven years, as well as his position as Managing Director of Investment Banking in the New York offices of H. C. Wainwright & Co. for four years.

Victor H.M. Ting

 Mr. Ting was appointed as a Director of Trio-Tech on September 16, 2010. Mr. Ting is the Vice-President and Chief Financial Officer of the Company. Mr. Ting joined Trio-Tech as the Financial Controller for the Company’s Singapore subsidiary in 1980.  He served as Business Manager from 1985 to 1989.  In December 1989 he became the Director of Finance and Sales & Marketing and later, the General Manager of our Singapore subsidiary, Trio-Tech International Pte. Ltd. Mr. Ting was elected Vice-President and Chief Financial Officer of Trio-Tech International in November 1992.  Mr. Ting holds a Bachelor of Accountancy Degree and Masters Degree in Business Administration.

In determining that Mr. Ting should serve on the Company’s Board of Directors, the Board has considered, among other qualifications, his expertise in finance, accounting and management based on his eighteen year history as Vice-President and Chief Financial Officer of the Company.

Vote Required for Election

The five persons receiving the highest number of affirmative votes will be elected as directors of the Company.  Votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will have no legal effect on the vote.

CORPORATE GOVERNANCE

Corporate Governance Program

      Our Board of Directors has established a written Corporate Governance Program to address significant corporate governance issues that may arise.  It sets forth the responsibilities and qualification standards of the members of the Board of Directors and is intended as a governance framework within which the Board of Directors, assisted by its committees, directs our affairs.

Code of Ethics

The Company has adopted a written code of business conduct and ethics applicable to all directors, officers, management and employees and a separate code of ethics applicable to its principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions.  A copy of the Company's code of business conduct and ethics and code of ethics may be obtained, without charge, upon written request to the Secretary of the Company at 16139 Wyandotte Street, Van Nuys, California 91406.

Board Leadership Structure

The Board of Directors believes it is important to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time.  Although at present the position of Chairman of the Board and CEO of the Company are held by separate persons as an aid in the Board's oversight of management, the Board may reconsider this structure in the future as circumstances may dictate. Our Chairman, Mr. Wilson, served as a President and Chief Executive Officer of the Company from 1981 to 1989. The duties of the non-executive Chairman of the Board include:

•	presiding over all meetings of the Board;

•	preparing the agenda for Board meetings in consultation with the CEO and other members of the Board;

•	calling and presiding over meetings of the independent directors;

•	managing the Board's process for annual director self-assessment and evaluation of the Board and of the CEO; and

•	presiding over all meetings of stockholders.

       The Board believes that there may be advantages to having an independent chairman for matters such as communications and relations between the Board, the CEO, and other senior management; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust director, Board, and CEO evaluation processes.

Risk Management

The Chief Executive Officer and senior management are primarily responsible for identifying and managing the risks facing the Company, and the Board of Directors oversees these efforts. The Chief Executive Officer and senior management report to the Board of Directors regarding any risks identified and steps it is taking to manage those risks. In addition, the Audit Committee identifies, monitors and analyzes the priority of financial risks, and reports to the Board of Directors regarding its financial risk assessments.

Certain Relationships and Related Transactions

The Board’s Audit Committee is responsible for review, approval, or ratification of “related-person transactions” between the Company or its subsidiaries and related persons.  Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members.  The Company's code of business conduct and ethics provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between the Company and its executive officers or directors.  The Company's code of business conduct and ethics provides guidance to the Audit Committee for addressing actual or potential conflicts of interests that may arise from transactions and relationships between the Company and its executive officers or directors.  Potential conflicts relating to other personnel must be addressed by the Chief Executive Officer or the Chief Financial Officer. There was no related party transaction during fiscal year 2010.

BOARD MEETINGS AND COMMITTEES

The Board held six regularly scheduled and special meetings during the fiscal year ended June 30, 2010.  All of the directors attended (in person or by telephone) at least 75% of the meetings of the Board and any committees of the Board on which they served during the fiscal year. Directors are expected to use their best efforts to be present at the Annual Meeting of Shareholders. All of our directors attended the Annual Meeting of Shareholders held in December 2009.

The Company does not have a standing nominating committee. The entire Board nominates the directors for election at the Annual Meeting.  Because the Company currently has only five Board members, three of whom are “independent” (as defined under the rules of the NYSE Amex upon which the Company’s securities are listed), the Board of Directors does not believe that a separate nominating committee is necessary as any selection of nominees, by virtue of the composition of the current Board, would be by a vote that would be the same as the vote of any separate committee consisting of only the independent directors.  Furthermore, the Board values the input of each of its members and believes that input is important in determining the Board nominees.  At such time, if any, as the Board composition changes, the Company may establish a separate nominating committee.  As a result, the entire Board participates in the consideration of Board nominees and nominates the candidates for election named in this Proxy Statement.

The Board has adopted a resolution addressing the nomination process and related matters. That resolution states, among other things, that the Board believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board's ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure.  The resolution further states that the Board will evaluate the performance of its Board members on an annual basis in connection with the nomination process.  The Board may solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates, including without limitation members of the Board and management of the Company.  The Board may also determine to engage a professional search firm to assist in identifying qualified candidates if the need arises.  In addition, the Committee has the authority to retain third-party consultants to provide advice regarding compensation issues. In fiscal year 2010 the Compensation Committee did not retain a third-party consultant to review the Company’s current policies and procedures with respect to executive compensation. The Board has not adopted specific minimum qualifications for a position on the Company’s Board or any specific skills or qualities that the Board believes are necessary for one or more of its members to possess.  However, the Board will consider various factors including without limitation the candidate’s qualifications, the extent to which the membership of the candidate on the Board will promote diversity among the directors, and such other factors as the Board may deem to be relevant at the time and under the then existing facts and circumstances. The Company does not have a formal policy with regard to the consideration of diversity in identifying nominees for director. The Board of Directors seeks to nominate directors with a variety of skills and experience so that the Board will have the necessary expertise to oversee the Company’s business.  The Company did not receive any recommendations as to nominees for election of directors for the Annual Meeting of Shareholders to be held on December 14, 2010.

The Board will consider candidates proposed by shareholders of the Company and will evaluate all such candidates upon criteria similar to the criteria used by the Board to evaluate other candidates.  Shareholders desiring to propose a nominee for election to the Board must do so in writing sufficiently in advance of an annual meeting so that the Board has the opportunity to make an appropriate evaluation of such candidate and his or her qualifications and skills and to obtain information necessary for preparing all of the disclosure required to be included in the Company’s proxy statement for the related meeting should such proposed candidate be nominated for election by shareholders.  Shareholder candidate proposals should be sent to the attention of the Secretary of the Company at 16139 Wyandotte Street, Van Nuys, California 91406.

The Board has a standing Compensation Committee, which currently consists of the three independent directors, namely Messrs. Jason T. Adelman, Richard M. Horowitz and A. Charles Wilson, Chairman. The Compensation Committee determines salary and bonus arrangements.  The Compensation Committee met five times during the fiscal year ended June 30, 2010.  The Compensation Charter was amended on March 5, 2007 and is included as Appendix A to this Proxy Statement.

The Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The members thereof consist of Messrs. Jason T. Adelman, Richard M. Horowitz and A. Charles Wilson, Chairman.  The Board of Directors has determined that the Audit Committee has at least one financial expert, namely A. Charles Wilson. The Board of Directors has affirmatively determined that Mr. Wilson does not have a material relationship with the Company that would interfere with the exercise of independent judgment and is “independent” as independence is defined in Section 803 of the rules of the NYSE Amex. Pursuant to its written charter, which charter was adopted by the Board of Directors, the Audit Committee is charged with, among other responsibilities, selecting our independent public accountants, reviewing our annual audit and meeting with our independent public accountants to review planned audit procedures.  The Audit Committee also reviews with the independent public accountants and management the results of the audit, including any recommendations of the independent public accountants for improvements in accounting procedures and internal controls.  The Audit Committee held nine meetings during the fiscal year ended June 30, 2010.  Each of the members of the Audit Committee satisfies the independence standards specified in Section 803 of the rules of the NYSE Amex and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.  The Audit Committee Charter was amended on October 25, 2005 and was included as an appendix to the Proxy Statement relating to the Annual Meeting held in December 2008.

DIRECTORS’ COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing our management. In order to compensate them for their substantial time commitment, we provide a mix of cash and equity-based compensation. In order to align the long-term interests of our directors with those of shareholders, a substantial portion of director compensation is provided in the form of equity. We do not provide pension or retirement plans for non-employee directors. Our employee director, S.W. Yong, does not receive separate compensation for Board service.

On December 7, 2009, in recognition of the contributions from the directors and the fact that our directors’ fees are substantially less than those paid to directors of comparable public companies, the Compensation Committee agreed to increase the Board fees for the non-employee Directors from $8,000 per year, to $20,000 per year. The Committee also agreed to increase the Chairman’s compensation for services rendered to the Company from $32,000 per year to $40,000 per year.

During the fiscal year ended June 30, 2010, Richard M. Horowitz and Jason Adelman, as non-employee directors, received quarterly fees in an amount equal to $2,000 for the first quarter in which they attended Board and/or Committee meetings, $5,000 for the second and the third quarter in which they attended Board and/or Committee meetings and a fee of $5,000 for service on the various committees on which they are a member. Mr. Wilson, as a non-employee director, Chairman of the Board, Chair of the Audit Committee and Chairman of the Compensation Committee, received $8,000 in quarterly fees for the first quarter in which he attended a Board meeting, quarterly fees in an amount equal to $10,000 for the second and the third quarter in which he attended a Board meeting and a fee of $10,000 for service on the various committee meetings of which he is a member. The directors were also reimbursed for out-of-pocket expenses incurred in attending meetings.

Each of our directors is entitled to participate in our 2007 Directors Equity Incentive Plan (the “2007 Directors Plan”), which was approved by the Company’s shareholders on December 3, 2007.  Since there were no more options available for grant under the 2007 Directors Plan, no options were granted to directors in fiscal year 2010.

The Compensation Committee reviewed the average directors’ fees for comparable public companies. The Committee believes that the director fees paid to its directors were substantially less than the fees paid to directors of comparable public companies. Directors’ compensation may be increased based on their total responsibility taken during the year and the profitability of the Company.

The following table contains information on compensation for our non-employee members of our Board of Directors during fiscal 2010.

DIRECTORS’ COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
A. Charles Wilson (2)	38,000	--	38,000
Richard M. Horowitz (3)	17,000	--	17,000
Jason T. Adelman (3)	17,000	--	17,000

(1)  There were no options granted during fiscal 2010.
(2)  The total number shares subject to option awards as of June 30, 2010 were 90,000.
(3)  The total number shares subject to option awards as of June 30, 2010 were 35,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth, as of October 15, 2010, certain information regarding the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of its Common Stock, (ii) each of the directors of the Company, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Company as a group. To the knowledge of the Company, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to shares beneficially owned, subject to applicable community property and similar statutes.

Name	Amount of Shares Owned Beneficially (1)		Percent of Class (1)
Siew Wai Yong (2)	414,068		12.40%
A. Charles Wilson (3)	300,500		8.87%
Richard M. Horowitz (5)	350,705		10.52%
Jason Adelman (6)	35,000		1.05%
Victor H. M. Ting (7)	90,802		2.74%
Hwee Poh Lim (8)	11,500		0.35%
All Directors and Executive
Officers as a group (6 persons)	1,202,575	(9)	34.07%
FMR LLC	322,543	(10)	9.78%

(1)
The percentage shown for each individual and for all executive officers and directors as a group is based upon 3,299,430 shares outstanding.  The number of shares indicated and the percentage shown for each individual assumes the exercise of options that are presently exercisable or may become exercisable within 60 days from October 15, 2010 which are held by that individual or by all executive officers and directors as a group, as the case may be.  The address for each of the directors and executive officers above is in care of the Company at 16139 Wyandotte Street, Van Nuys, California 91406.

(2)	Includes vested options to purchase an aggregate of 40,000 shares from the Company at exercise prices from $1.72 to $9.57 per share.
(3)	Includes vested options to purchase an aggregate of 90,000 shares from the Company at exercise prices from $1.72 to $9.57 per share.
(4)	The shares are held in a revocable family trust.
(5)	Includes vested options to purchase an aggregate of 35,000 shares from the Company at exercise prices from $1.72 to $9.57 per share.
(6)	Includes vested options to purchase an aggregate of 35,000 shares from the Company at exercise prices from $1.72 to $9.57 per share.
(7)	Includes vested options to purchase an aggregate of 18,750 shares from the Company at exercise prices from $1.72 to $9.57 per share.
(8)	Includes vested options to purchase an aggregate of 11,500 shares from the Company at exercise prices from $1.72 to $9.57 per share.
(9)	Includes vested options to purchase an aggregate of 230,250 shares from the Company at exercise prices from $1.72 to $9.57 per share.
(10)	Based on Form 13G filed by FMR LLC on February 16, 2010. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109-3641.

The Company does not know of any arrangements that may at a subsequent date result in a change of control of the Company.

EXECUTIVE OFFICERS

The following persons were our executive officers as of October 15, 2010:

       Siew Wai Yong - Mr. Yong, age 57, is our President and Chief Executive Officer. He is also a member of our Board of Directors.  Biographical information regarding Mr. Yong is set forth under the section entitled “Election of Directors.”

       Victor H.M. Ting - Mr. Ting, age 56, is our Vice-President and Chief Financial Officer. He is also a member of our Board of Directors as of September 16, 2010.  Biographical information regarding Mr. Ting is set forth under the section entitled “Election of Directors.”

Hwee Poh Lim - Mr. Lim, age 50, is our Corporate Vice-President-Testing. Mr. Lim joined Trio-Tech in 1982 and became the Quality Assurance Manager in 1985.  He was promoted to the position of Operations Manager in 1988.  In 1990 he was promoted to Business Manager and was responsible for the Malaysian operations in Penang and Kuala Lumpur.  Mr. Lim became the General Manager of the Company’s Malaysia subsidiary in 1991.  In February 1993, all test facilities in Southeast Asia came under Mr. Lim’s responsibility.  He holds diplomas in Electronics & Communications and Industrial Management and a Masters Degree in Business Administration.  He was elected Corporate Vice-President-Testing in July 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors, certain officers of the Company and beneficial owners of more than 10% of our Common Stock file reports of ownership and changes in ownership with the SEC as to the Company’s securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended June 30, 2010.

EQUITY COMPENSATION PLAN INFORMATION

The Company’s 1998 Stock Option Plan and Directors Stock Option Plan were terminated by the Board of Directors on December 2, 2005.  The Company did not grant any options under either of these two plans in the 2010 fiscal year.

The Company’s 2007 Employee Stock Option Plan (the “2007 Employee Plan”) and 2007 Directors Equity Incentive Plan (the “2007 Directors Plan”) were approved by the Board on September 24, 2007 and the shareholders on December 3, 2007.  The purpose of these two plans is to enable the Company to attract and retain top-quality employees, officers, directors and consultants and to provide them with an incentive to enhance shareholder return. These plans are proposed to be amended as described in this Proxy Statement.

The following table provides information as of June 30, 2010 with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)
Equity compensation plans approved by shareholders
(1) 2007 Employee Stock Option Plan	148,875	$3.71	3,000
(2) Directors Equity Incentive Plan	200,000	$5.00	-
Equity compensation plans not approved by shareholders	-	-	-
Total	348,875	$4.45	3,000

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

              The Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of the Chief Executive Officer; reviews goals and objectives of other executive officers; establishes the performance criteria (including both long-term and short-term goals) to be considered in light of those goals and objectives; evaluates the performance of the executives; determines and approves the compensation level for the Chief Executive Officer; reviews and approves compensation levels of other key executive officers.

Compensation Objectives

The Company operates in a highly competitive and rapidly changing industry. The key objectives of the Company’s executive compensation programs are to:

•	attract, motivate and retain executives who drive Trio-Tech’s success and industry leadership;
•	provide each executive, from Vice-President to Chief Executive Officer, with a base salary based on the market value of that role, and the individual’s demonstrated ability to perform that role;
•
motivate executives to create sustained shareholder value by ensuring all executives have an “at risk” component of total compensation that reflects their ability to influence business outcomes and financial performance.

What Our Compensation Program is Designed to Reward

       Our compensation program is designed to reward each individual named executive officer’s contribution to the advancement of the Company’s overall performance and execution of our goals, ideas and objectives.  It is designed to reward and encourage exceptional performance at the individual level in the areas of organization, creativity and responsibility while supporting the Company’s core values and ambitions.  This in turn aligns the interest of our executive officers with the interests of our shareholders, and thus with the interests of the Company.

Determining Executive Compensation

The Compensation Committee reviews and approves the compensation program for executive officers annually after the closing of each fiscal year. Reviewing the compensation program at such time allows the Compensation Committee to consider the overall performance of the past fiscal year and the financial and operating plans for the upcoming fiscal year in determining the compensation program for the upcoming fiscal year.

The Compensation Committee also annually reviews market compensation levels with comparable jobs in the industry to determine whether the total compensation for our officers remains in the targeted median pay range. This assessment includes evaluation of base salary, annual incentive opportunities, and long-term incentives for the key executive officers of the Company. The Company did not hire any compensation consultants in fiscal year 2009.

The Committee’s compensation decisions are based on the Company’s operation performance, the performance and contribution of each individual officer, and the compensation budget and objectives of the Company. The Compensation Committee also considers other factors, such as the experience and potential of the officer and the market compensation level for the similar position.

Role of Executive Officers in Determining Executive Compensation

              The Compensation Committee determines compensation for the Chief Executive Officer, which is based on different factors, such as level of responsibility and contributions to the performance of the Company. The Chief Executive Officer recommends the compensation for the Company's executive officers (other than the compensation of the Chief Executive Officer) to the Compensation Committee. The Compensation Committee reviews the recommendations made by the Chief Executive Officer and determines the compensation of the Chief Executive Officer and the other executive officers.

Components of Executive Compensation

The Company’s compensation program has two major components: (1) base annual salary; and (2) long-term incentive compensation in the form of stock options.

Base Salary

Base salaries are provided as compensation for day-to-day responsibilities and services to the Company and to meet the objective of attracting and retaining the talent needed to run the business.

Base salary for our executive officers was determined utilizing the following factors.

One factor that was taken into account in determining base salary for our executive officers was the compensation policies of other companies comparable in size to and within substantially the same industry as Trio-Tech. Keeping our executive officers’ salaries in line with the market ensures the Company’s competitiveness in the marketplace in which the Company competes for talent.

The other factor that was taken into account in determining base salary for our executive officers was salaries paid by us to our named executive officers during the immediately preceding year and increases in the cost of living.

The Compensation Committee will review the Company’s financial condition, macroeconomic conditions and the lowered base salaries at least quarterly in order to ascertain the appropriate time to restore base salaries to pre-reduction levels.

     The salary decrease in fiscal year 2010 was as follows:

Executives	Base Salary	Percent Increased/ (Decreased) (1)
Siew Wai Yong, President and Chief Executive Officer	$207,206	1%
Victor Ting, Vice President and Chief Financial Officer	$105,588	1%
Hwee Poh Lim, Vice President-Testing	$64,741	(20%)

(1) Percent increase or decrease is based on the increase or decrease in base salary in the currency of Singapore. The increase in the base salary for Mr. Yong and Mr. Ting is due solely to the appreciation of Singapore dollars against U.S. dollars. The fiscal year 2010 base cash compensation for the above named officers of the Company, each of whom resides in Singapore, was paid in the currency of Singapore.  The exchange rate therefore was established as of June 30, 2010 and was computed to be 1.41 Singapore dollars to each U.S. dollar based on the exchange rates as of June 30, 2010, published by the Monetary Authority of Singapore.

Singapore executive officers’ base salaries are credited with a compulsory contribution ranging from 0.8% to 5.2% of base salary as required under Singapore’s provident pension fund.

Option Grants

Stock options are intended to align the interests of key executives and shareholders by placing a portion of the key executives’ compensation at risk, tied to long-term shareholder value creation. Stock options are granted at 100% of the fair market value of the Company’s Common Stock on the date of grant. The Committee believes that stock options are flexible and relatively inexpensive to implement when compared with cash bonuses. It also has no negative impact on the Company’s cash flow. The Committee believes that long-term incentives in the form of stock options can better encourage the executive officers to improve operations and increase profits for the Company through participation in the growth in value of the Company’s Common Stock.

The number and type of options granted to the Chief Executive Officer are recommended by the Committee and approved by the Board of directors.

The Compensation Committee views any option grant portion of our executive officer compensation packages as a special form of long-term incentive compensation to be awarded on a limited and non-regular basis. The objective of these awards is to ensure that the interests of our executives are closely aligned with those of our shareholders. These awards provide rewards to our executive officers based upon the creation of incremental shareholder value and the attainment of long-term financial goals. Stock options produce value to our executive officers only if the price of our stock appreciates, thereby directly linking the interests of our executive officers with those of our shareholders.

When granted, stock options are priced at the “fair market value” of the Company’s Common Stock on the grant date. Awards of stock options are determined based on the Compensation Committee’s subjective determination of the amount of awards necessary, as a supplement to an executive officer’s base salary, to retain and motivate the executive officer.

As there are only 3,000 shares of Common Stock available for future issuance under our 2007 Employee Stock Option Plan, we did not grant any stock options during fiscal 2010.

      Our current compensation method, which has the element of a base salary and stock options, reflects our objective, which is to motivate executives to create sustained shareholder value by ensuring all executives have an “at risk” component of total compensation that reflects their ability to influence business outcome and financial performance.  None of the company’s compensation or incentives may create risks that are reasonably likely to have a material adverse effect on the company, and the officer or directors’ compensation are not related with risk management objective.

REPORT OF THE AUDIT COMMITTEE

During the fiscal year ended June 30, 2010, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2010, and the independent auditor’s report on those financial statements, with the Company’s management and independent auditor. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has discussed with Mazars LLP (Mazars) the matters required to be discussed with the Audit Committee by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee’s review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. The Audit Committee has evaluated Mazars’s qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. The Company’s pre-approval policy is more fully described in the section of this Proxy Statement entitled “Independent Registered Public Accounting Firm.” The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of Mazars. In addition, the Audit Committee has received the written disclosure and the letter from Mazars required by the applicable requirements of the Public Company Accounting Oversight Board regarding Mazars’ communications with the Audit Committee concerning independence and has discussed with Mazars its independence.

Based on the above-described review, written disclosures, letter and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements for the fiscal year ended June 30, 2010 be included in the Company’s Annual Report on Form 10-K.

Dated October 28, 2010

THE AUDIT COMMITTEE
A. Charles Wilson, Chairman
Jason T. Adelman
Richard M. Horowitz

EXECUTIVE COMPENSATION

The following table shows compensation information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended June 30, 2009 and 2010 by our Chief Executive Officer, our Chief Financial Officer, and our one other executive officer who had annual compensation in excess of $100,000 for the fiscal years ended June 30, 2010 and 2009 (the “Named Executive Officers”).  The Company has no other executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)(13)	Bonus ($) (13)	Option Awards ($) (1)		All Other Compensation ($)(13)		Total ($)

Siew Wai Yong (2)	2010	207,206	-	-		18,010	(3)	225,216
President and Chief Executive Officer	2009	204,725	-	180,200	(4)	19,757	(5)	404,682

Victor H. M. Ting,	2010	105,588	-	-		13,238	(6)	118, 826
Vice President and Chief Financial Officer	2009	104,325	-	96,650	(7)	16,513	(8)	217,488

Hwee Poh Lim (9)	2010	64,741	20,246	-		14,427	(10)	99,414
Vice President - Testing	2009	80,751	-	20,550	(11)	20,826	(12)	122,127

(1)  Amount represents the aggregate grant date fair value for stock options granted in the fiscal year indicated calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or FASB ASC Topic 718).  Refer to Note 4 in the Notes to Consolidated Financial Statements included our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for the relevant assumptions used to determine the valuation of our stock options.
(2)  The Chief Executive Officer did not receive any fees for services rendered as a director of Trio-Tech International.
(3)  The amount shown in the other compensation column includes total central provident fund contributions of $2,878, car benefits of $12,777, and director fees of $2,355 for the service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Yong was 1.4% for fiscal 2010. The Company is not the beneficiary of the life insurance for the Chief Executive Officer.
(4)  Stock options covering 40,000 shares of Common Stock were granted pursuant to the 2007 Directors Plan, and 90,000 shares of Common Stock were granted pursuant to the 2007 Employee Plan. Stock options granted pursuant to the 2007 Directors Plan have five-year contractual terms and are exercisable immediately as of the grant date. Stock options granted under the 2007 Employee Plan are exercisable within five years after the date of grant, and vest over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.
(5)  The amount shown in the other compensation column includes total central provident fund contributions of $2,786, car benefits of $12,817, and director fees of $4,375 for the service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Yong was 1.4% for fiscal 2009. The Company is not the beneficiary of the life insurance for the Chief Executive Officer.

(6)     The amount shown in the other compensation column includes total central provident fund contributions of $2,878, car benefits of $9,477, and director fees of $883 for the service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Ting was 2.7% for fiscal 2010.
(7)     Stock options covering 55,000 shares of Common Stock were granted pursuant to the 2007 Employee Plan. These stock options are exercisable within five years after the date of grant, and vest over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.
(8)      The amount shown in the other compensation column includes total central provident fund contributions of $3,898, car benefits of $9,464, and director fees of $3,151 for the service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Ting was 3.7% for fiscal 2009.
(9)     The bonus for Mr. Lim in fiscal year 2010 were based on a certain percentage of net profit before tax for all operations under his responsibility and approved by the Chief Executive Officer.
(10)   The amount shown in the other compensation column includes total central provident fund contributions of $4,028, car benefits of $9,958, and director fees of $442 for the service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Lim was 6.2% for fiscal 2010.
(11)   Stock options covering 10,000 shares of Common Stock were granted pursuant to the 2007 Employee Stock Option Plan. These stock options are exercisable within five years after the date of grant, and vest over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.
(12)   The amount shown in the other compensation column includes total central provident fund contributions of $6,183, car benefits of $13,067, and director fees of $1,576 for the service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Lim was 7.7% for fiscal 2009.
(13)   Salaries and bonuses were paid in the currency of Singapore, but are reflected in the currency of United States.  The exchange rate therefor was established as of June 30, 2010 and was computed to be 1.41 Singapore dollars to each U.S. dollar based on the exchange rates as of June 30, 2010, published by the Monetary Authority of Singapore.

Narrative Disclosure to Summary Compensation Table

Base Salary.   Base salaries for the fiscal year ending June 30, 2010 for Messrs. Yong, Ting and Lim were $207,206, $105,588 and $64,741, respectively.

Bonus. Bonus to the Vice President is suggested by the Chief Executive Officer and approved by the Compensation Committee.  The bonus is based on the annual performance of the Vice President and profitability of the Company.

Option Awards.  Stock options are granted at 100% of the fair market value of the Company’s Common Stock on the date of grant.  When granted, stock options are priced at the “fair market value” of the Company’s Common Stock on the grant date. Awards of stock options are determined based on the Compensation Committee’s subjective determination of the amount of awards necessary, as a supplement to an executive officer’s base salary, to retain and motivate the executive officer.

All Other Compensation. All other compensation includes central provident fund contributions at a certain percentage of the base salaries in accordance with Singapore law, car benefits and director fees for the service as a director for the subsidiaries of the company.

The Company does not generally provide its executive officers with payments or other benefits at, following, or in connection with retirement. The Company does not generally have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for its executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning shares of our Common Stock covered by exercisable and unexercisable options held by the Named Executive Officers on June 30, 2010.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2010
	Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying	Option
	Unexercised		Unexercised	Exercise	Option
	Options (#)		Options (#)	Price	Expiration
Name	Exercisable		Unexercisable	($)	Date
Siew Wai Yong	20,000	(1)	-	$9.57	12/4/2012
	20,000	(2)	-	$4.81	07/11/2013
	45,000	(3)	45,000	$1.72	04/13/2014
Victor H. M. Ting	7,500	(4)	2,500	$9.57	12/4/2012
	7,500		7,500	$4.81	07/11/2013
	20,000	(3)	20,000	$1.72	04/13/2014
Hwee Poh Lim	5,250	(4)	1,750	$9.57	12/4/2012
	2,500	(5)	2,500	$4.81	07/11/2013
	2,500		2,500	$1.72	04/13/2014

(1)  Stock Options granted on December 4, 2007 pursuant to the 2007 Directors Plan that were fully vested immediately.
(2)  Stock Options granted on July 11, 2008 pursuant to the 2007 Directors Plan that were fully vested immediately.
(3)  Stock Options granted on April 13, 2009 that will be fully vested on April 13, 2012 (one-fourth of the grant vested every year beginning on April 13, 2009).
(4)  Stock Options granted on December 4, 2007 that will be fully vested on December 4, 2010 (one-fourth of the grant vested every year beginning on December 4, 2007).
(5)  Stock Options granted on July 11, 2008 that will be fully vested on July 11, 2011 (one-fourth of the grant vested every year beginning on July 11, 2008).

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE  COMPANY'S
2007 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF
SHARES AVAILABLE UNDER THE PLAN

              On December 3, 2007, the shareholders approved the adoption of the Company adopted the Company's 2007 Employee Stock Option Plan.  The purpose of the 2007 Employee Stock Option Plan is to encourage selected employees, consultants and advisors to improve operations and increase profits of the Company and to accept or continue employment or association with the Company or its affiliates, to increase the interest of such persons in the Company’s welfare through participation in the growth in value of the Company’s Common Stock, and to enable the Company to attract and retain top-quality employees, officer, and consultants and provide them with an incentive to enhance shareholder return. Up to 300,000 shares of the Company’s Common Stock (subject to adjustment in the event of stock splits and other similar events) were initially issuable under the 2007 Employee Stock Option Plan.

           The Board of Directors believes that the 2007 Employee Stock Option Plan has proved to be of substantial value in stimulating the efforts of employees by increasing their ownership stake in the Company. As of June 30, 2010, stock options covering 297,000 shares of Common Stock had been granted under the 2007 Employee Stock Option Plan, leaving only 3,000 shares of Common Stock available for additional grants. Accordingly, on September 16, 2010, the Board of Directors adopted an amendment to the 2007 Employee Stock Option Plan, subject to stockholder approval, to increase the number of shares available for grant under the plan from 300,000 shares to 600,000 shares of Common Stock.  No other changes are proposed to be made under the 2007 Employee Stock Option Plan.

A summary of the principal provisions of the 2007 Employee Stock Option Plan, as proposed to be amended hereby, is set forth below.

Description of the 2007 Employee Stock Option Plan

The 2007 Employee Stock Option Plan provides for the grant of options to selected employees, consultants and advisors of the Company to purchase shares of Common Stock.  At present, there are approximately 45 persons eligible to participate in the 2007 Employee Stock Option Plan.  The 2007 Employee Stock Option Plan will be administered by the Board of Directors or a committee of the Board.  The administrator will have complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 2007 Employee Stock Option Plan. Options granted under the 2007 Employee Stock Option Plan may be "incentive stock options" as defined in Section 422 of the Code, or nonqualified options, and will be designated as such.

      The exercise price of options granted under the 2007 Employee Stock Option Plan may be not less than the fair market value of the Company’s Common Stock on the date of grant.  Fair market value will be determined as provided in the 2007 Employee Stock Option Plan, which valuation methodology is intended to come within the parameters of Section 409A of the Code and the regulations thereunder.  The exercise price of options intended to be incentive stock options must be 110% of fair market value if such option is granted to an employee who holds more than 10% of the total combined voting power of the Company voting securities.

In accordance with the rules under the Code for incentive stock options, the 2007 Employee Stock Option Plan provides that incentive stock options granted to any particular employee under the 2007 Employee Stock Option Plan or any other incentive option plan adopted by the Company may not “vest” for more than $100,000 in fair market value of the stock (measured on the grant date) in any calendar year.  If incentive stock options granted to one optionee would vest for more than $100,000, then the exercisability of such incentive stock option will be deferred to the extent necessary to satisfy the $100,000 limit.  This restriction does not apply to non-qualified options, which may be granted without regard to any limitation on the amount of Common Stock for which the option may “vest” in any calendar year.

In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination will immediately terminate, and any options that are exercisable on such termination date will be exercisable for a period of three months (six months in the case of termination by reason of death or disability) following termination of employment.

Options may not be exercised more than ten years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company).  Options granted under the 2007 Employee Stock Option Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death.  The exercise price under any option may be paid in cash, full recourse notes or shares of Common Stock already owned, as may be determined by the administrator.  Under the 2007 Employee Stock Option Plan, shares subject to canceled or terminated options are available for subsequently granted options.  The number of options outstanding and the exercise price thereof are subject to adjustment in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, split-ups, consolidations, recapitalizations, reorganizations or like events.  The 2007 Employee Stock Option Plan is effective for ten years, unless sooner terminated or suspended.  The 2007 Employee Stock Option Plan provides that no person shall be granted options covering more than 100,000 shares of Common Stock during any twelve month period.

The Board may at any time amend, alter, suspend or discontinue this Plan.  Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding options except to conform to the 2007 Employee Stock Option Plan and options granted under the 2007 Employee Stock Option Plan to the requirements of federal or other tax laws relating to such stock options.  No amendment, alteration, suspension or discontinuance will require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes, or (b) the Board otherwise concludes that shareholder approval is advisable.  However, no amendment will, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required in order for the Plan to continue to qualify under Rule 16b-3 (while it is in effect) promulgated under the Exchange Act or any successor rule thereto.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences to the Company and an eligible person (who is a citizen or resident of the United States for U.S. federal income tax purposes) of non-qualified stock options and incentive stock options granted under the Employee Stock Option Plan.  The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.  The federal income tax consequences of an eligible person’s award under the 2007 Employee Stock Option Plan are complex, are subject to change and differ from person to person.  Each person should consult with his or her own tax adviser as to his or her own particular situation.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, Internal Revenue Service rulings, judicial decisions and administrative rulings as of the date of this Proxy Statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect.  No assurance can be given that the tax treatment described herein will remain unchanged at the time that grants of incentive stock options and/or non-qualified stock options are made under the Employee Stock Option Plan.

Non-qualified Options  An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option.  Upon exercise of such an option, the optionee generally recognizes ordinary income in the amount of the excess of the fair market value of the shares on the date of exercise over the option price for such shares.  Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the optionee’s basis in the stock (consisting of the exercise price plus the amount recognized as ordinary income upon exercise of the option) will be taxed as short-term or long-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of exercise.  Special rules apply under Section 16(b) of the Exchange Act if a participant exercises an option within six months of the date of grant.

No tax deduction is available to the Company upon either the grant of a non-qualified stock option or the sale of stock acquired pursuant to the exercise of such option.  Subject to the limits on deductibility of employee remuneration under Section 162(m) of the Code, the Company will generally be entitled to a tax deduction at the time the non-qualified stock option is exercised in an amount equal to the amount of ordinary income recognized by the optionee upon the exercise of the option.  Non-qualified stock options granted to executive officers under the 2007 Employee Stock Option Plan are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company should be entitled to a tax deduction in the amount of ordinary income recognized by such officers upon the exercise of the options.  However, no tax authority or court has ruled on the applicability of Section 162(m) to the 2007 Employee Stock Option Plan.  The Company retains the right to grant options under the 2007 Employee Stock Option Plan in accordance with the terms of the 2007 Employee Stock Option Plan regardless of whether the Internal Revenue Service or a court having final jurisdiction with respect to the matter ultimately determines that the non-qualified stock options granted to executive officers are not deductible under Section 162(m) of the Code.

Incentive Stock Options  Upon the grant or exercise of an incentive stock option, the grantee thereof will not recognize any income for regular federal income tax purposes.  If a grantee exercises an incentive stock option and retains the shares received for at least the period ending two years after the date of grant of such option and for at least one year from the date of the option exercise, any gain realized upon the subsequent sale of the shares will be characterized as long term capital gain.  If a grantee disposes of shares acquired upon exercise of an incentive stock option within the period ending two years after the date of grant of such option or within one year after the date of exercise of such option, the disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or (2) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the grantee in the taxable year in which the disposition occurs.  The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long or short-term capital gain, depending on the length of time the optionee has held the stock from the date of exercise.

The exercise of an incentive stock option may subject a grantee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the exercise price of the shares is included in income for purposes of the alternative minimum tax, even though it is not included in taxable income for purposes of determining the regular tax liability of a grantee.  Consequently, a grantee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.  As the application of the alternative minimum tax is complex and depends on each person’s individual tax situation, a grantee should consult his or her own tax advisor in order to determine whether the exercise of an incentive stock option will subject the grantee to the alternative minimum tax.

In general, there will be no federal income tax deduction allowed to the Company upon the grant, exercise, or termination of an incentive stock option, or upon the sale of shares acquired pursuant to the exercise of an incentive stock option.  However, in the event of a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by a grantee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Both non-qualified stock options and incentive stock options granted pursuant to the Employee Stock Option Plan are intended to be exempt from Section 409A of the Code.  The final Treasury Regulations under Section 409A, issued in April 2007, exclude from the provisions of that section (i) any stock options that are incentive stock options under Section 422 of the Code, and (ii) any non-qualified stock options granted with an exercise price of not less than the fair market value of the stock on the grant date, provided that the number of shares subject to the option is fixed on the grant date.  The 2007 Employee Stock Option Plan contains definitions of “fair market value” and “grant date” that are consistent with those set forth in the Treasury Regulations under Section 409A. As a result, both non-qualified stock options and incentive stock options granted pursuant to the 2007 Employee Stock Option Plan should not be subject to the accelerated income tax and excise tax provisions of Section 409A of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" APPROVAL OF THE AMENDMENT OF THE COMPANY'S 2007 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE THEREUNDER.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE  COMPANY'S
2007 DIRECTORS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF
SHARES AVAILABLE UNDER THE PLAN

On December 3, 2007, shareholders approved the adoption of the Company's 2007 Directors Equity Incentive Plan.  The purpose of the 2007 Directors Equity Incentive Plan is to create an incentive for members to serve on the Board of Directors of the Company and contribute to its long- term growth and profitability objectives.  Up to 200,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) were initially issuable pursuant to awards granted under the 2007 Directors Equity Incentive Plan.

The Board of Directors believes that the 2007 Directors Equity Incentive Plan has proved to be of substantial value in stimulating the efforts of members of the Board of Directors by increasing their ownership stake in the Company. As of June 30, 2010, stock options covering 300,000 shares of Common Stock had been granted under the 2007 Directors Equity Incentive Plan, and there were no stock options available for additional grants. Accordingly, on September 16, 2010, the Board of Directors adopted an amendment to the 2007 Directors Equity Incentive Plan, subject to stockholder approval, to increase the number of shares available for grant under that plan from 200,000 shares to 400,000 shares of Common Stock. No other material changes are proposed to be made to the terms of 2007 Directors Equity Incentive Plan.

A summary of the principal provisions of the 2007 Directors Equity Incentive Plan, as proposed to be amended hereby, is set forth below.

Description of the 2007 Directors Equity Incentive Plan

The 2007 Directors Equity Incentive Plan provides for the grant to directors of the Company of stock options or restricted stock awards to purchase shares of Common Stock.  The 2007 Directors Equity Incentive Plan is administered by the Board of Directors or a committee of the Board (the "Administrator").  The persons eligible to participate in the 2007 Directors Equity Incentive Plan are the duly elected Directors of the Company (currently four individuals).  The Administrator determines the meaning and application of the provisions of the 2007 Directors Equity Incentive Plan and related option agreements.

Options granted under the 2007 Directors Equity Incentive Plan may only be nonqualified stock options. The exercise price of each option granted under the 2007 Directors Equity Incentive Plan shall be 100% of the fair market value of the underlying shares on the date of grant.  Fair market value will be determined as provided in the 2007 Directors Equity Incentive Plan, which valuation methodology is intended to come within the parameters of Section 409A of the Code and the regulations thereunder.  Each option may be fully exercisable on the date of the grant and has a term of five years from the date of the grant. Options granted under the 2007 Directors Equity Incentive Plan will be in addition to the cash fee paid to each Director.  Generally, options may be exercised only by the individual to whom the option is granted, and are not transferable or assignable, except that in the event of an optionee's death or legal disability, the optionee's heirs or legal representatives may exercise the options for a period not to exceed twelve months.

Options will cease to be exercisable, except for a director who has severed as a non-employee on the Company’s Board of Directors for more than five year, within thirty days after termination of the optionee's service as a Director, other than upon termination due to death, disability or retirement or upon termination for cause.  Options will be exercisable within twelve months of death or disability and within three months of retirement. Upon termination for cause, a participant's options shall be rescinded.

With the approval of the Company’s Board of Directors or an appropriate committee, a director may be granted one or more restricted stock awards under the Plan.  Such awards will be grants of shares of Common Stock on such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Board of Directors or the committee and set forth in a restricted stock agreement with the directors.

The Board of Directors may terminate or amend the 2007 Directors Equity Incentive Plan without the approval of the Company's shareholders, but shareholder approval would be required in order to amend the Plan to increase the number of shares, to change the class of persons eligible to participate in the Plan, to extend the maximum five-year exercise period or to permit an option exercise price to be fixed at less than 100% of the fair market value as of the date of grant.

The amount of shares reserved for issuance under the 2007 Directors Equity Incentive Plan and the terms of outstanding options shall be adjusted in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, split-ups, consolidations, recapitalizations, reorganizations or like events.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences to the Company and an eligible person (who is a citizen or resident of the United States for U.S. federal income tax purposes) of options and restricted stock awards granted under the 2007 Directors Equity Incentive Plan.  The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.  The federal income tax consequences of an eligible person’s award under the 2007 Directors Equity Incentive Plan are complex, are subject to change and differ from person to person.  Each person should consult with his or her own tax adviser as to his or her own particular situation.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, Internal Revenue Service rulings, judicial decisions and administrative rulings as of the date of this Proxy Statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect.  No assurance can be given that the tax treatment described herein will remain unchanged at the time that grants of stock options and/or restricted stock are made under the 2007 Directors Equity Incentive Plan.

Options  An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option.  Upon exercise of such an option, the optionee generally recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares.  Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the optionee’s basis in the stock (consisting of the excise price plus the amount recognized as ordinary income upon exercise of the option) will be taxed as short-term or long-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of exercise.  No tax deduction is available to the Company upon either the grant of the option or the sale of stock acquired pursuant to the exercise of such option.  The Company is entitled to a deduction at the time the option is exercised in an amount equal to the amount of ordinary income recognized by the optionee upon exercise of the option.  Special rules apply under Section 16(b) of the Exchange Act if a participant exercises an option within six months of the date of grant.

Under the terms of the 2007 Directors Equity Incentive Plan, all options must be granted with an exercise price per share equal to the fair market value of a share of the Company’s common stock on the grant date.  The final Treasury Regulations under Section 409A, issued in April 2007, exclude from the provisions of that section any stock options granted with an exercise price of not less than the fair market value of the stock on the grant date, provided that the number of shares subject to the option is fixed on the date of grant.  The stock options granted pursuant to the 2007 Directors Equity Incentive Plan are intended to be exempt from Section 409A, and the 2007 Directors Equity Incentive Plan contains definitions of “fair market value” and “grant date” that are consistent with those set forth in the Treasury Regulations under Section 409A.  As a result, non-qualified stock options granted pursuant to the 2007 Directors Equity Incentive Plan should not be subject to the accelerated income tax and excise tax provisions of Section 409A of the Code.

Restricted Stock Issuances As long as restricted stock remains both nontransferable and subject to a substantial risk of forfeiture, there are generally no tax consequences resulting from the issuance of such restricted stock for either the participant or the Company.  At such time as the restricted stock either becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the stock at such time over the amount, if any, that the recipient paid for the stock.  However, the participant may elect under Section 83(b) of the Code, within 30 days after the issuance of such restricted stock, to recognize as ordinary income at the time of issuance the excess, if any, of the fair market value of such restricted stock (valued at the date of issuance as if it were unrestricted) over the amount that the recipient paid for it, as ordinary income.  The Company will be entitled to a compensation deduction at the time the participant recognizes ordinary income equal to the amount of ordinary income recognized by the participant.  If such an election under Section 83(b) is made and the stock is ultimately forfeited, the participant will not be entitled to a deduction for the amount previously recognized as ordinary income.

When stock that was formerly restricted stock is sold or otherwise disposed of, the tax treatment will depend on whether the participant made the election described in the previous paragraph.  If the participant did not make the election, disposition of the stock will result in a long or short term capital gain or loss, depending on the length of time from the date the restrictions lapsed to the date of sale or other disposition, in an amount equal to the difference between the amount received on disposition and the sum of any amount paid by the participant for the restricted stock and the amount recognized by the participant as ordinary income on the date the restrictions lapsed.  If the participant made the election, disposition of the stock will result in a long or short term capital gain or loss, depending on the length of time from the date of the restricted stock issuance to the date of disposition, in an amount equal to the difference between the amount received on disposition and the sum of any amount paid by the participant for the restricted stock and the amount recognized by the recipient as ordinary income at the time of the grant.

The final Treasury Regulations under Section 409A exclude from the provisions of that section any restricted stock issued subject to a substantial risk of forfeiture, regardless of whether the recipient makes an election under Section 83(b).  As a result, restricted stock issued pursuant the 2007 Directors Equity Incentive Plan should not be subject to the accelerated income tax and excise tax provisions of Section 409A of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" APPROVAL OF THE AMENDMENT OF THE 2007 DIRECTORS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE THEREUNDER.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Mazars as the independent registered public accounting firm for the fiscal year ending June 30, 2010. A representative of Mazars is expected to be present at the Annual Meeting and will have an opportunity to make statements and respond to appropriate questions.

The following table shows the fees that we paid or accrued for audit and other services provided by Mazars in 2010 and Mazars and BDO in 2009. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	2010	2009
Audit Fees	$171,000	$202,385
Audit Related Fees	-	-
Tax Fees	22,570	22,570
All Other Fees	54,863	22,362
	$248,433	$247,317

Audit Fees

The amounts set forth opposite “Audit Fees” above reflect the aggregate fees billed by Mazars or to be billed for professional services rendered for the audit of the Company’s fiscal 2010 and fees billed by Mazars and BDO for fiscal 2009 annual financial statements and for the review of the financial statements included in the Company’s quarterly reports during such periods.

Tax Fees

The amounts set forth opposite “Tax Fees” above reflect the aggregate fees billed for fiscal 2010 and fiscal 2009 for professional services rendered for tax compliance and return preparation. The compliance and return preparation services consisted of the preparation of original and amended tax returns and support during the income tax audit or inquiries.

All Other Fees

The amounts set forth opposite “All Other Fees” above for fiscal year 2010 include $54,863 paid to Mazars for the work related to SOX. “All Other Fees” for fiscal year 2009 include $10,000 paid to BDO for the review of an SEC comments letter and $12,362 paid to Mazars for the due diligence service for the acquisition of PT SAS Heavy Industry.

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that our independent accountants are permitted to perform for us under applicable federal securities regulations. The Audit Committee’s policy utilizes an annual review and general pre-approval of certain categories of specified services that may be provided by the independent accountant, up to pre-determined fee levels. Any proposed services not qualifying as a pre-approved specified service, and pre-approved services exceeding the pre-determined fee levels, require further specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and non-audit services proposed to be performed by the independent accountants. Since June 30, 2004, all services provided by our auditors required pre-approval by the Audit Committee. The policy has not been waived in any instance.

ADDITIONAL MEETING INFORMATION

Shareholder Proposals

Shareholders who wish to present proposals at the Annual Meeting to be held following the end of the fiscal year ended June 30, 2011 should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.  Proposals must be received no later than July 15, 2011 for inclusion in next year’s Proxy Statement and Proxy Card.  If a shareholder intends to present a proposal at the next Annual Meeting but does not seek inclusion of that proposal in the proxy statement for that meeting, the holders of Proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by September 28, 2011.

Proxy Solicitation

The cost of soliciting the enclosed form of Proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, for no additional compensation, also solicit proxies personally or by telephone, electronic transmission, telegram or special letter.

Annual Report

The Company’s Annual Report to Shareholders for the year ended June 30, 2010 is being mailed with this proxy statement to shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.

Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company’s Annual Report on Form 10-K filed with the Commission for the year ended June 30, 2010.  This request should be directed to the Corporate Secretary, Trio-Tech International, 16139 Wyandotte St., Van Nuys, CA 91406.

OTHER MATTERS

The shareholders and any other persons who would like to communicate with the Board can access the website www.triotech.com and fill in the contact form for any enquiries or information. The form will be sent directly to the Secretary and the communications for specified individual directors of the Board will be given to them personally by the Secretary. In addition, the contact number is listed on the website and the messages will be passed to the Board accordingly.

At this time, the Board knows of no other business that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as Proxy holders will vote on them in accordance with their best judgment.

By Order of the Board of Directors

A. CHARLES WILSON
Chairman

Exhibit A
TRIO-TECH INTERNATIONAL
AMENDMENT TO 2007 EMPLOYEE STOCK OPTION PLAN

    Section 3 of the 2007 Employee Stock Option Plan (the "Plan") of Trio-Tech International is amended to read in its entirety as follows:

"3.           STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 of the Plan, the total number of shares of stock which may be issued under Options granted pursuant to this Plan shall not exceed 600,000 shares of Common Stock.  The shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.  No eligible person shall be granted Options during any twelve-month period covering more than 100,000 shares.”

Exhibit B
TRIO-TECH INTERNATIONAL
AMENDMENT TO 2007 DIRECTORS EQUITY INCENTIVE PLAN

    Section 4 of the 2007 Directors Equity Incentive Plan of Trio-Tech International (the "Plan") is hereby amended to read in its entirety as follows:

"4.           Stock Subject to Plan.  There shall be reserved for issue upon the exercise of options granted, or restricted stock awarded, under the Plan 400,000 shares of Common Stock or the number of shares of Common Stock which, in accordance with the provisions of Section 9 hereof, shall be substituted therefor.  Such shares may be authorized but unissued shares or treasury shares.  If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, unpurchased shares subject thereto shall again be available for the purposes of the Plan.”

Appendix A

COMPENSATION COMMITTEE CHARTER
of the Compensation Committee
of TRIO-TECH INTERNATIONAL

This Compensation Committee Charter (the “Charter”) was adopted by the Board of Directors (the “Board”) of Trio-Tech International (the “Company”) on June 29, 2004, and amended on March 5, 2007.

Section 1: Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board of the Company is (1) to discharge the Board’s responsibilities relating to compensation of the Company’s executives, including by designing (in consultation with management and the Board, as appropriate), and evaluating the compensation plans, policies and programs of the Company as they relate to executives and (2) to produce an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations of the Securities and Exchange Commission.

Section 2: Membership

The Committee shall be comprised of two or more directors, as determined by the Board, each of whom (1) satisfies the independence requirements of the American Stock Exchange, (2) is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (3) is an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

Section 3: Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s Articles of Incorporation or bylaws that are applicable to the Committee.

The Committee shall meet on a regularly scheduled basis at least two times per year and more frequently as the Committee deems necessary or desirable.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management; representatives of the independent auditor and any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate; provided, however that the Chief Executive Officer may not be present during voting or deliberation as and to the extent set forth in the rules of the American Stock Exchange. The Committee may also exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director that is not a member of the Committee.

The Committee shall have the sole authority, to retain and/or replace, as it deems appropriate, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Committee believes to be necessary, desirable or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons retained by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Chair shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board.

Section 4: Duties and Responsibilities

1.	The Committee shall, at least once each calendar year, review the compensation philosophy of the Company.

2.
The Committee shall have sole authority to determine the Chief Executive Officer’s compensation. The Committee shall, at least once each calendar year, review and approve corporate goals and objectives relating to the compensation of the Chief Executive Officer and shall, with input from the Chief Executive Officer, annually establish the performance criteria (including both long-term and short-term goals) to be considered in light of those goals and objectives in connection with the Chief Executive Officer’s next annual performance evaluation. At the end of each year, the Chief Executive Officer shall make a presentation or furnish a written report to the Committee indicating his or her progress against such established performance criteria. Thereafter, with the Chief Executive Officer absent, the Committee shall meet to review the Chief Executive Officer’s performance, determine and approve the compensation of the Chief Executive Officer based on such evaluation and report thereon to the Board. The results of the review and evaluation shall be communicated to the Chief Executive Officer by the Chairman of the Board of Directors and the Chair of the Committee.

3.
The Committee shall, at least once each calendar year, review and approve all compensation for all officers (as such term is defined in Rule 16a-1 promulgated under the 1934 Act), directors and other employees of the Company or its subsidiaries with a base salary greater than or equal to $250,000. In addition, the Committee shall review and approve all officers’ employment agreements and severance arrangements.

4.	With the input of the Chief Executive Officer, the Committee shall, at least once each calendar year, review the performance of principal senior executives.

5.
The Committee shall manage and periodically review, the Company’s executive officers annual bonuses; long-term incentive compensation, stock options, employee pension and welfare benefit plans e.g., 401(k), employee stock purchase plan, etc.) and with respect to each plan shall have responsibility for:

a.	general administration as provided in each such plan;
b.
setting performance targets under all annual bonus and long-term incentive compensation plans as appropriate and committing to writing any and all performance targets for all executive officers who may be “covered employees” under Section 162(m) of the Code within the first 90 days of the performance period to which such target relates or, if shorter, within the period provided by Section 162(m) of the Code in order for such target to be “pre-established” within the meaning of Section 162(m);

c.
 certifying that any and all performance targets used for any performance based equity compensation plans have been met before payment of any executive bonus or compensation or exercise of any executive award granted under any such plan(s);

d.	approving all amendments to, and terminations of, all compensation plans and any awards under such plans;
e.
granting any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers or current employees with the potential to become the CEO or a “covered employee” under Section 162(m) of the Code, including stock options and other equity rights (e.g., restricted stock, stock purchase rights);

f.	approving which executive officers are entitled to awards under the Company’s stock option plan(s); and
g.	repurchasing securities from terminated employees.

All plan reviews should include reviewing the plan’s administrative costs, reviewing current plan features relative to any proposed new features, and assessing the performance of the plan’s internal and external administrators if any duties have been delegated.

6.	The Committee shall determine the Company’s policy with respect to change of control or “parachute” payments.

7.	The Committee shall review and approve executive officer and director indemnification and insurance matters.

8.	The Committee shall prepare and approve the Compensation Committee report to be included as part of the Company’s annual proxy statement.

9.	The Committee shall review and reassess this Charter at least once each fiscal Year and submit any recommended changes to the Board for its consideration.

Section 5: Delegation of Duties

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, to the extent consistent with the Company’s Articles of incorporation, bylaws and applicable law and rules of markets in which the Company’s securities then trade, except that it shall not delegate its responsibilities for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “outside directors.”

Section 6: Disclosure of Charter

This Charter shall be made available to any stockholder who otherwise requests a copy. The Company’s Annual Report to Stockholders shall state the foregoing.

EXECUTIVE COMPENSATION

Trio-Tech’s Compensation Committee of the Board of Directors, is responsible for, among other duties, giving suggestions to the Board on administration of policies and procedures regarding executive compensation and criteria for the amounts of such compensation.

Compensation Objectives:

•	Attract, motivate and retain executives who drive Trio-Tech’s success and industry leadership.
•	Provide each executive, from Vice-President to Chief Executive Officer, with a base salary based on the market value of the role, and the individual’s demonstrated ability to perform the role.
•
Motivate executives to create sustained shareholder value by ensuring all executives have an “at risk” component of total compensation that reflects their ability to influence business outcomes and financial performance.

Components of Executive Compensation:

The compensation program has two elements:

1.	Base annual salary; and
2.	Potential annual cash incentive awards that are based primarily on financial performance of the Company or its relevant business operating units.

Directors’ Compensation:

Non-employee directors’ base compensation consists of a reasonable fee and also of potential annual cash incentive awards. In addition, directors will be reimbursed for out of pocket expenses incurred in connection with attendance at such meetings.

0

TRIO-TECH INTERNATIONAL

Proxy Solicited on Behalf of the Board of Directors of the Company
for Annual Meeting of Shareholders on December 14, 2010

The undersigned hereby appoints S. W. Yong and A. Charles Wilson or either of them as the undersigned's true and lawful agents and proxies with full power of substitution to represent the undersigned at the Annual Meeting of Shareholders of Trio-Tech International (the "Company") to be held at our principal executive offices at 16139 Wyandotte Street, Van Nuys, California on Tuesday, December 14, 2010 at 10:00 A.M., local time, and at any adjournments thereof, and to vote all shares that the undersigned's is entitled to vote thereat, on all matters coming before said meeting. The undersigned directs that the undersigned's proxy be voted as follows, each of which is proposed by the Company:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

TRIO-TECH INTERNATIONAL

December 14, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.triotech.com/ind_rel.htm

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20533000000000000000 4 121410

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jason T. Adelman
- ○ Richard M. Horowitz
- ○ A. Charles Wilson
- ○ S. W. Yong
- ○ Victor Ting

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. AN AMENDMENT TO THE 2007 EMPLOYEE STOCK OPTION PLAN	☐	☐	☐
3. AN AMENDMENT TO THE 2007 DIRECTORS EQUITY INCENTIVE PLAN	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTORS LISTED IN ITEM 1, "FOR" THE PROPOSAL IN ITEM 2 AND "FOR" THE PROPOSAL IN ITEM 3 ABOVE.

PLEASE MARK, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.